Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL 2012 SECOND QUARTER RESULTS

Milwaukee, Wisconsin – January 26, 2012 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal second quarter ended January 1, 2012.

Net sales for the Company’s second quarter ended January 1, 2012 were $65.9 million, compared to net sales of $61.2 million for the second quarter ended December 26, 2010.  Net income for the period was $1.5 million, compared to net income of $1.2 million in the prior year quarter.  Diluted earnings per share for the period were $.47 compared to diluted earnings per share of $.37 during the prior year quarter.

For the six months ended January 1, 2012, net sales were $132.2 million compared to net sales of $121.1 million during the prior year six month period.  Net income during the current year-to-date period was $2.8 million compared to net income of $2.7 million during the prior year six month period and diluted earnings per share were $.85 for the six month period ended January 1, 2012 compared to diluted earnings per share of $.80 for the six month period ended December 26, 2010.

Sales to STRATTEC’s largest customers overall increased in the current quarter compared to the prior year quarter levels.  Sales to Chrysler Group LLC were $22.4 million in the current quarter compared to $17.6 million in the prior year quarter.  Sales to General Motors Company were $14.4 million in the current quarter compared to $16.3 million in the prior year quarter.  Included in the prior year sales to General Motors were $1.3 million of sales to Nexteer Automotive, formerly a unit of General Motors.  Sales to Ford Motor Company were $8.1 million in the current quarter compared to $6.1 million in the prior year quarter.  Sales to Hyundai/Kia were $3.7 million in the current quarter compared to $3.4 million in the prior year quarter.

Gross profit margins were 17.1 percent in the current quarter compared to 16.3 percent in the prior year quarter.   The higher gross profit margin in the current year quarter was primarily the result of favorable customer vehicle production volumes, which increased overhead absorption of STRATTEC’s manufacturing costs and a favorable Mexico Peso to U.S. Dollar exchange rate affecting the Company’s operations in Mexico.   Items negatively impacting the year-over-year comparison of the current quarter gross margin were a less favorable product content sales mix and higher purchased raw material costs for zinc.

Operating expenses were $8.0 million in the current quarter, compared to $8.3 million in the prior year quarter.

Included in Other (Expense) Income in the current quarter compared to the prior year quarter were the following items (in thousands of dollars):

	January 1,	December 26,
	2012	2010

Foreign Currency Transaction Gain (Loss)	$(95)	$(160)
Impact of Mexican Peso Option Contracts, Net Gain	397	-
Rabbi Trust (Loss) Gain	144	134
Equity (Loss) Earnings of VAST LLC Joint Venture	(192)	381
Other	57	83
	$311	$438

As reported in our first quarter operating results, the VAST LLC operations in China and Brazil both incurred relocation costs associated with moves to new facilities and start-up costs associated with a new product line.  Both of these items resulted in STRATTEC incurring an equity loss from this joint venture in the first and second quarters of fiscal year 2012 compared to the same quarters in the prior year in which STRATTEC had equity earnings from the joint venture.  We anticipate these transition costs and losses to continue over the remaining current fiscal year.

During the current quarter, the Company contributed $1.0 million to its Defined Benefit Pension Trust.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and fluctuations in costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	January 1, 2012	December 26, 2010	January 1, 2012	December 26, 2010

Net Sales	$65,886	$61,212	$132,263	$121,061

Cost of Goods Sold	54,646	51,239	109,519	100,935

Gross Profit	11,240	9,973	22,744	20,126

Engineering, Selling &Administrative Expenses	7,979	8,318	16,187	16,483

Income from Operations	3,261	1,655	6,557	3,643

Interest Income	15	25	32	48

Interest Expense-Related Parties	(23)	(45)	(54)	(96)

Other (Expense) Income, Net	311	438	(677)	1,059

	3,564	2,073	5,858	4,654

Provision for Income Taxes	1,260	331	1,581	1,132

Net Income	2,304	1,742	4,277	3,522

Net Income Attributable to Non-Controlling Interest	(756)	(495)	(1,447)	(857)

Net Income Attributable to STRATTEC SECURITY CORPORATION	$1,548	$1,247	$2,830	$2,665

Earnings Per Share:
Basic	$0.47	$0.38	$0.86	$0.81
Diluted	$0.47	$0.37	$0.85	$0.80
Average Basic Shares Outstanding	3,301	3,286	3,298	3,283

Average Diluted Shares Outstanding	3,329	3,329	3,328	3,314

Other
Capital Expenditures	$2,797	$1,706	$6,289	$3,482
Depreciation & Amortization	$1,679	$1,589	$3,331	$3,227

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	January 1, 2012	July 3, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$14,763	$17,250
Receivables, Net	34,907	39,649
Inventories	23,305	22,135
Other Current Assets	16,516	15,368
Total Current Assets	89,491	94,402
Deferred Income Taxes	3,820	3,639
Loan to Joint Venture	1,500	1,500
Investment in Joint Venture	7,299	7,276
Other Long Term Assets	585	635
Property, Plant and Equipment, Net	42,265	40,636
	$144,960	$148,088

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$21,139	$22,851
Other	25,936	28,137
Total Current Liabilities	47,075	50,988
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	5,934	7,036
Other Long Term Liabilities	489	-
Shareholders’ Equity	246,550	243,974
Accumulated Other Comprehensive Loss	(24,314)	(21,750)
Less: Treasury Stock	(135,989)	(136,009)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	86,247	86,215
Non-Controlling Interest	5,215	3,849
Total Shareholders’ Equity	91,462	90,064
	$144,960	$148,088

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	January 1, 2012	December 26, 2010	January 1, 2012	December 26, 2010

Cash Flows from Operating Activities:
Net Income	$2,304	$1,742	$4,277	$3,522
Adjustment to Reconcile Net Income to Cash Provided by Operating Activities:
Equity Loss (Earnings) in VAST LLC Joint Venture	192	(381)	312	(803)
Depreciation and Amortization	1,679	1,589	3,331	3,227
Foreign Currency Transaction Loss (Gain)	94	160	(1,605)	190
Unrealized (Gain) Loss on Foreign Currency Option Contracts	(589)	-	1,716	-
Stock Based Compensation Expense	197	156	371	298
Change in Operating Assets/Liabilities	1,541	1,256	(3,208)	(4,197)
Other, net	-	11	16	17

Net Cash Provided by Operating Activities	5,418	4,533	5,210	2,254

Cash Flows from Investing Activities:
Investment in Joint Ventures	(200)	(150)	(200)	(150)
Restricted Cash	-	2,100	-	2,100
Purchase of Additional Interest in ADAC-STRATTEC LLC	-	-	-	(22)
Additions to Property, Plant and Equipment	(2,797)	(1,706)	(6,289)	(3,482)
Net Cash (Used in) Provided by Investing Activities	(2,997)	244	(6,489)	(1,554)

Cash Flow from Financing Activities:
Dividends Paid	(335)	(3,989)	(670)	(3,989)
Repayment of Loan to Related Parties	(450)	(250)	(850)	(750)
Exercise of Stock Options and Employee Stock Purchases	48	15	64	28

Net Cash Used in Financing Activities	(737)	(4,224)	(1,456)	(4,711)

Effect of Foreign Currency Fluctuations on Cash	(109)	(64)	248	(45)

Net Increase (Decrease) in Cash & Cash Equivalents	1,575	489	(2,487)	(4,056)

Cash and Cash Equivalents:
Beginning of Period	13,188	17,322	17,250	21,867
End of Period	$14,763	$17,811	$14,763	$17,811